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                                                                    EXHIBIT 23.1

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Wallace Computer Services, Inc. of our reports dated September 7, 1999 included in Wallace Computer Services, Inc.'s form 10-K for the year ended July 31, 1999 and to all references to our firm included in this Registration Statement.

Arthur Andersen LLP

Chicago, Illinois
April 13, 2000